Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Electronic Cigarettes International Group, Ltd. (formerly known as Victory Electronic Cigarettes Corporation) of our reports dated 29 May 2014, relating to our audit of the financial statements of Ten Motives Limited and 10 Motives Limited appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Yours sincerely

Simon Duckworth

For and On Behalf of Centrix Partnership

Hamill House

112-116 Chorley New Road

Bolton

Lancashire

BL1 4DH

October 8, 2014